Exhibit 10.1

DEED OF FIRST AMENDMENT

This First Amendment, dated as of March 15, 2013 (this “Amendment”), to the unsecured sterling revolving credit facility dated 5 November 2010 (as in effect the date of this Amendment, the “Revolving Credit Facility”), between Centaur Services Limited, a company incorporated in England and Wales under registered number 00787385 (the “Borrower”) and Wells Fargo Bank, National Association, London Branch One Plantation Place, 30 Fenchurch Street, London EC2M 3BD (the “Bank”), and secured by the US Guarantee and the English Guarantee as defined therein.

W I T N E S SETH:

WHEREAS, pursuant to the Revolving Credit Facility, the Bank has agreed to make, and has made, certain extensions of credit to the Borrower;

WHEREAS, the Borrower has requested that the Revolving Credit Facility be amended in the manner set forth herein;

WHEREAS, the Bank is willing to agree to this Amendment on the terms, and subject to the conditions, set forth herein; and

WHEREAS, the Guarantors are willing to agree to this Amendment on the terms, and subject to the conditions, set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations set forth herein and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Revolving Credit Facility.

2.
Effective Date and Conditions Precedent. This Amendment shall become effective on the date (the “First Amendment Effective Date”) which is the date the Bank is in receipt of counterparts of this Amendment, duly executed by the Borrower, the Bank and the Guarantors.

3.
Amendments to the Revolving Credit Facility. The Revolving Credit Facility shall be amended and restated as of the First Amendment Effective Date as provided below.  Except as set forth herein all other terms and conditions of the Revolving Credit Facility shall remain in full force and effect.

(a)	Clause 1 (Definitions).

Delete current definition and replace with the following:  "Advance" means the principal amount of each advance made or to be made to the Borrower under the Revolving Credit Facility, and which the Borrower shall be permitted to draw for any period from 1 day up to and including 90 days, the interest upon which is calculated at a daily rate.

Delete current definition and replace with the following:  “Interest Period” means, in relation to an Advance, the period of such Advance being a period of 1 day up to and including 90 days or such other period as is agreed by the Bank and the Borrower and the interest upon which is calculated at a daily rate applicable to the relevant period as selected by the Borrower and in the absence of such selection 30 days, provided that:

(a)
if any Interest Period relating to any Advance would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period over into another calendar month in which event such Interest Period shall end on the last preceding Business Day;

(b)
any Interest Period which commences on the last day of a calendar month and any Interest Period which commences on a day for which there is no numerically corresponding day in the calendar month which is the relevant number of months after the commencement of such Interest Period shall end on the last Business Day of the calendar month which is the relevant number of months after the commencement of such Interest Period; and

(c)	no Interest Period selected or deemed to have been selected by the Borrower shall end after the Final Repayment Date;

Delete current definition and replace with the following:  “Margin" means in relation to an Advance for an Interest Period the percentage per annum specified in column 3 below set out opposite the Pricing Level in column 1 below applying on the date the Advance is made:

Pricing Grid
Pricing Level	MWI Funded Debt to EBITDA Ratio as determined under the US Facility	% per annum
			Unused Fee
1	≤1.75:1	0.95%	0.15%
2	≤2.50:1 but >1.75:1	1.20%	0.20%
3	>2.50:1	1.50%	0.25%

and for this purpose the "Pricing Level" on any day means the Pricing Level 1, 2 or 3 which would apply to the calculation of an Applicable Rate on that day under the US Facility provided that if either:

(i) any relevant amendment is made to the pricing level in the US Facility; or
(ii) the pricing level ceases to be set in the US Facility,

the Bank and the Borrower shall negotiate in good faith a replacement to reflect the previous determination of the Pricing Level and unless and until the replacement pricing mechanism has been agreed by both parties the then current Pricing Level shall apply.

“Pricing Grid” means the pricing grid set out in the definition of Margin or in Clause 13.5, as appropriate.

Delete current definition and replace with the following:  "Repayment Date" means, in relation to an Advance, the last day of the Interest Period relating thereto for which such Advance was made and the "Final Repayment Date" shall mean November 1, 2016.

“Unused Fee” means the fee calculated in accordance with the Clause 13.5 Pricing Grid in respect of any unused amount under the Revolving Credit Facility, based on the difference between the amount available under the Revolving Credit Facility compared to the actual total outstandings under the Revolving Credit Facility and the actual total outstandings under the uncommitted overdraft facility dated March 15, 2013 between the Borrower and the Bank (the “Overdraft Facility”).

“US Parent” means MWI Veterinary Supply, Inc.

(b)	Clause 3 (Amount).

Subject to the terms and conditions of this Amendment, the Bank agrees to increase the aggregate amount available to the Borrower at any one time under the Revolving Credit Facility to up to £20,000,000 by way of short term cash advances.

(c)	Clause 5 (Utilisation of the Revolving Credit Facility).

Clause 5.1(c):

(c) the Bank having received a Notice of Utilisation by no later than 10.00 a.m. on the Business Day of the proposed date on which the relevant Advance is requested to be made, duly completed and signed by the Borrower and specifying:

(i) the date on which the proposed Advance is to be made (which shall be a Business Day);

(ii) the duration of the Interest Period which shall commence on the date on which the proposed Advance is to be made and end on or before the Final Repayment Date;

(iii) the amount of the proposed Advance, which shall be:

(a) equal to, or less than, the Unutilised Amount on the proposed date on which the Advance is to be made, (adjusted for this purpose, in accordance with Clause 5.2); and

(b) if less than the Unutilised Amount on the date on which the proposed Advance is to be made, a minimum amount of £100,000 or, if more, in integral multiples of £100,000 or such other amount as may be agreed by the Bank, together with evidence showing that such Advance will be used for its agreed purposes in form and substance satisfactory to the Bank,

the Bank shall, upon and subject to the terms and conditions of this Agreement, make available such Advance to the Borrower on the day specified in and in accordance with the Notice of Utilisation, or if such day is not a Business Day on the next succeeding Business Day provided that:

(a) no Advances shall be made available hereunder after the date falling one Business Day prior to the Final Repayment Date and accordingly the obligations of the Bank to make the Revolving Credit Facility available shall be cancelled on such date; and

b) there shall be an unlimited number of Advances.

(d)	Clause 8 (Repayment).

Clause 8.1:  Subject to the other provisions of this Revolving Credit Facility, each Advance shall be repaid on an interest-only basis on its Repayment Date (or, if the period of the Advance is less than one month, by paying interest monthly) and the Borrower shall ensure that all Advances, together with all interest accrued thereon, are repaid in full on or before the Final Repayment Date.  If the Borrower intends to repay principal, it may do so by making a repayment other than by way of set-off on the Repayment Date for a particular Advance.

Clause 8.2:  If on the date which any Advance is to be made (a "New Advance") the repayment of interest of any outstanding Advance(s) is due to the Bank pursuant to Clause 8.1 (an "Old Advance"), then the Bank shall (without prejudice to the obligations of the Borrower under Clause 8.1) apply the whole or such part of the New Advance in or towards satisfaction of the repayment of the Old Advance pursuant to Clause 8.1. The Bank shall advise the Borrower of the net amount if any due from one party to the other after the application of funds as aforesaid and such net amount due shall be paid by the Borrower or the Bank, as the case may be, on such date.

Clause 8.3:  Any amount repaid by the Borrower pursuant to this Clause shall, in accordance with the provisions of this Agreement, be available to be redrawn.

(e)	Clause 11 (Covenants and Undertakings).

Clause 11.1(a)(ii):  with respect to the US Parent, furnish to the Bank as soon as the same become available and in any event within 120 days of the end of each of its financial years a copy of its audited accounts prepared in accordance with US GAAP principles and bases consistently applied, audited by a firm of auditors acceptable to the Bank and representing a true and fair view of its financial position at the date of such accounts and the results of the US Parent’s operations for the period ended on such date together with, a signed certificate confirming a true and fair view of its financial position.

Clause 11.1(b):  with respect to the Borrower, furnish to the Bank within 45 days of the end of each financial quarter a copy of its quarterly management accounts and quarterly spreadsheet representing the actual Tangible Net Worth amount as required in the Financial Covenant Schedule at the date of such accounts and the results of its operations for the quarter ended on such date in form and substance sufficient to enable the Bank to determine whether the Financial Covenant Schedule has been complied with and make an accurate comparison of the Borrower’s financial position, to include details satisfactory to the Bank to allow the Bank to assess the financial performance of the Borrower.

(f)	Clause 13 (Fees and Expenses).

New Clause 13.5:  The Borrower will pay to the Bank promptly the Unused Fee quarterly in arrears which shall be calculated by the MWI Funded Debt to EBITDA Ratio in accordance with the Pricing Grid set out below:

Pricing Grid
Pricing Level	MWI Funded Debt to EBITDA Ratio as determined under the US Facility	% per annum
			Unused Fee
1	≤1.75:1	0.95%	0.15%
2	≤2.50:1 but >1.75:1	1.20%	0.20%
3	>2.50:1	1.50%	0.25%

(g)	Schedule A (Financial Covenants).

The Borrower shall ensure that its Tangible Net Worth shall not at any time be less than £5,000,000.

4.	Representations and Warranties. To induce the Bank and the Guarantors to enter into this Amendment, the Borrower hereby represents and warrants to them that:

(a)
after giving effect to this Amendment, each of the representations and warranties made by Borrower in or pursuant to the Finance Documents is true and correct in all material respects on and as of the date hereof as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date;

(b)
the Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment, this Amendment has been duly executed and delivered by the Borrower, and this Amendment is the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditors’ rights generally and by principles of equity; and

(c)	at the time of and immediately after giving effect to this Amendment, no Event of Default has occurred and is continuing.

5.
Expenses. The Borrower agrees to pay and reimburse the Bank for all of its fees and expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, all fees and disbursements of counsel to the Bank, in accordance with and to the extent required by Clause 13.2 of the Revolving Credit Facility.

6.	Reference to and Effect on the Finance Documents.

(a)
Except as expressly amended hereby, all of the terms and provisions of the Revolving Credit Facility and all other Finance Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(b)
Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Revolving Credit Facility or any Finance Document in similar or different circumstances.

(c)
Any and all provisions of the Finance Documents imposing obligations on the Guarantors in respect of guarantees of the obligations of the Borrower under the Finance Documents shall continue to apply and all guarantees of the obligations of the Borrower under any Finance Document pursuant to the Guarantees remain in full force and effect.  By their execution of (a) this Amendment, and (b) the amended and restated Guarantees dated on or about the First Amendment Effective Date, the Guarantors hereby expressly consent to the alterations as provided above and acknowledge their continued obligations under the Finance Documents.

7.
Counterparts. This Amendment may be executed as a deed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Bank.

8.	Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, the laws of England and Wales.

9.
Finance Document and Integration. This Amendment is a Finance Document, and together with the other Finance Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

10.	Headings. Clause headings contained in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as a deed and delivered by their proper and duly authorized officers as of the day and year first above written.

SIGNED as a DEED on behalf of
Wells Fargo Bank, National Association, London Branch by:
Keith Endersen - SVP
…………………………………………………
(Name of person signing)

being a person who, in accordance with the laws of England and Wales is acting under the authority of that company
/s/ Keith Endersen ………………………………………… (Signature)
SIGNED as a DEED on behalf of Centaur Services Limited by: James F. Cleary, Jr. ………………………………………………… (Name of person signing)	/s/ James F. Cleary, Jr. ………………………………………… (Signature)
SIGNED as a DEED on behalf of
Centaur Services Limited by:
Mary Patricia B. Thompson
…………………………………………………
(Name of person signing)

being person(s) who, in accordance with the laws of England and Wales is acting under the authority of that company

/s/ Mary Patricia B. Thompson ………………………………………… (Signature)
ACKNOWLEDGED and ACCEPTED for and on behalf of Labpak Limited	By: /s/ Mary Patricia Thompson Name: Mary Patricia Thompson Title: Sr VP of Finance and Admin, CFO
ACKNOWLEDGED and ACCEPTED for and on behalf of MWI Veterinary Supply Co	By: /s/ Mary Patricia Thompson Name: Mary Patricia Thompson Title: Sr VP of Finance and Admin, CFO